  EXHIBIT 99.1

F-1

Total Chartered Accountants

TOTAL ASIA ASSOCIATES

(AF 002128)

(Registered with US PCAOB and Malaysia MIA}

106-2A, Jalan PJU l/3B, Sunway Mas Commercial Centre,

4730 1 Petaling Jaya, Selangor Darul Ehsan

Tel     : (603)-7805 2850; Fax     : (603)-7803 8 134

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of
Talk Focus Sdn. Bhd.

We have audited the accompanying consolidated balance sheets of Talk Focus Sdn. Bhd. ("the Company") as of December 31, 2016 and 2015, the related statements of operations and comprehensive loss, cash flows and changes in stockholders' deficit for the years ended December 31, 2016 and 2015. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years ended December 31, 2016 and 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred continuous losses and has a capital deficit, all of which raise substantial doubt about its ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Total Asia Associates

TOTAL ASIA ASSOCIATES

Kuala Lumpur, Malaysia

Date: January 26, 2018

F-2

TALK FOCUS SDN BHD

CONSOLIDATED BALANCE SHEETS

(Amount expressed in United States Dollars (“US$”), except for number of shares)

		As of December 31,
	Note	2016	2015
ASSETS
Current assets:
Cash and cash equivalents		$352,238	$464,274
Accounts receivables, net	4	187,224	220,844
Other receivables, deposits and prepayments		340,673	134,803
Inventories		180,027	207,079

Total current assets		1,060,162	1,027,000

Non-current assets:
Property, plant and equipment, net	5	327,531	412,883

TOTAL ASSETS		$1,387,693	$1,439,883

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payables, trade		$298,794	$135,008
Amounts due to related parties		7,233,417	6,836,719
Amount due to a director		3,809	3,276
Current portion of obligation under finance lease	6	15,790	1,301
Other payables and accrued liabilities		764,583	850,940

Total current liabilities		8,316,393	7,827,244

Long-term liabilities:
Non-current portion of obligation under finance lease	6	23,861	2,094

TOTAL LIABILITIES		$8,340,254	$7,829,338

Commitments and contingencies

Stockholders’ deficit:
Issued capital, US$0.2861 par value; 10,000,000 shares authorized; 10,000,000 shares issued and outstanding as of December 31, 2016 and 2015, respectively	7	$2,861,230	$2,861,230
Accumulated other comprehensive income		1,570,025	1,224,651
Accumulated deficit		(11,362,262)	(10,475,336)
Total stockholders’ deficit		(6,931,007)	(6,389,455)
Non-controlling interests		(21,554)	-

Total deficit		(6,952,561)	(6,389,455)

TOTAL LIABILITIES AND DEFICIT		$1,387,693	$1,439,883

See accompanying notes to consolidated financial statements.

F-3

TALK FOCUS SDN BHD

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

(Amount expressed in United States Dollars (“US$”), except for number of shares)

		Years ended December 31,
	Note	2016	2015

Revenues, net		$1,476,235	$1,868,693

Cost of revenues		(784,652)	(1,964,871)

Gross profit (loss)		691,583	(96,178)

Operating expenses:
General and administrative		(1,602,245)	(1,717,314)

Loss from operations		(910,662)	(1,813,492)

Other income (expense):
Interest expense		(1,370)	(270)
Other income		3,433	4,567

Loss before income taxes		(908,599)	(1,809,195)

Income tax expense	8	-	-

NET LOSS		$(908,599)	$(1,809,195)

Net loss attributable to non-controlling interests		21,673	-

Net loss attributable to the Company		$(886,926)	$(1,809,195)

Other comprehensive income:
-Foreignexchangeadjustmentgain		345,374	1,224,651

COMPREHENSIVE LOSS		$(541,552)	$(584,544)

See accompanying notes to consolidated financial statements.

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TALK FOCUS SDN BHD

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amount expressed in United States Dollars (“US$”))

	Years ended December 31
	2016	2015
Cash flows from operating activities:
Net loss	$(908,599)	$(1,809,195)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment	216,097	198,152
Bad debts written off	1,604	-
Deposits written off	13,390	-
Plant and equipment written off	205	1,247
Loss /(gain) on disposal of plant and equipment	22	(466)
Operating loss before working capital changes	(677,281)	(1,610,262)
Changes in operating assets and liabilities:
Inventories	27,052	82,925
Accounts receivable, net	(157,256)	(105,178)
Accounts payable, other payables and accrued liabilities	77,429	(1,597,158)
Net cash used in operating activities	(730,056)	(3,229,673)

Cash flows from investing activities:
Purchase of property, plant and equipment	(88,469)	(157,920)
Proceeds from disposal of plant and equipment	724	2,065
Net cash used in investing activities	(87,745)	(155,855)

Cash flows from financing activities:
Advances from/ (Repayment to) directors	533	(33,404)
Advances from related parties	396,698	3,369,726
Payments on finance lease	(8,327)	(1,328)
Net cash from financing activities	388,904	3,334,994

Foreign currency translation adjustment	316,861	109,139

NET CHANGE IN CASH AND CASH EQUIVALENTS	(112,036)	58,605

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	464,274	405,669

CASH AND CASH EQUIVALENTS, END OF YEAR	$352,238	$464,274

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$1,370	$270
Cash paid for tax	$-	$-

See accompanying notes to consolidated financial statements.

F-5

TALK FOCUS SDN BHD

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Amount expressed in United States Dollars (“US$”), except for number of shares)

	Common stock		Accumulated other		Talk Focus	Non-
	No. of share	Amount	comprehensive income	Accumulated deficit	stockholders’ deficit	controlling interests	Total deficit

Balance as of December 31, 2014	10,000,000	$2,861,230	$-	$(8,666,141)	$(5,804,911)	$-	$(5,804,911)

Net loss for the year	-	-	-	(1,809,195)	(1,809,195)	-	(1,809,195)
Foreign currency translation adjustment	-	-	1,224,651	-	1,224,651	-	1,224,651

Balance as of December 31, 2015	10,000,000	$2,861,230	$1,224,651	$(10,475,336)	$(6,389,455)	$-	$(6,389,455)

Net loss for the year	-	-	-	(886,926)	(886,926)	(21,673)	(908,599)
Foreign currency translation adjustment	-	-	345,374	-	345,374	-	345,374
Acquisition of subsidiary with non-controlling interest	-	-	-	-	-	119	119

Balance as of December 31, 2016	10,000,000	$2,861,230	$1,570,025	$(11,362,262)	$(6,931,007)	$(21,554)	$(6,952,561)

See accompanying notes to consolidated financial statements.

F-6

TALK FOCUS SDN BHD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Amount expressed in United States Dollars (“US$”), except for number of shares and stated otherwise)

1. ORGANIZATION AND BUSINESS BACKGROUND

Talk Focus Sdn Bhd (“Talk Focus” or the “Company”) was incorporated and registered as a private limited liability company in Malaysia on November 10, 2006. The Company is organized for investment holding and its principal place of operation is located at K-2-8, 2nd floor, Kuchai Business Park, Jalan 1/127, off Jalan Kuchai Lama, 58200 Kuala Lumpur.

Currently, the Company, through its subsidiaries, is principally engaged in the provision of telecommunication related services in Malaysia.

Pursuant to its Memorandum and Articles of Association, the authorized issued capital is 10,000,000 Malaysian Ringgit, denoted by MYR, representing the number of 10,000,000 shares with a par value of MYR1 (equivalent to US$0.2861).

The Company’s fiscal year end is December 31.

Summary of the Company’s subsidiaries

	Name of entities	Place of incorporation	Date of incorporation	Issued capital	Nature of business	Equity interests owned by the Company

1.	Technology Revolution On Net Distribution Sdn. Bhd.	Malaysia	July 11, 2011	100 issued shares of ordinary shares of MYR 1 each	Dormant	100%

2.	Technology Revolution On Net Marketing Sdn. Bhd.	Malaysia	July 11, 2011	100 issued shares of ordinary shares of MYR 1 each	Dormant	100%

3.	Technology Revolution On Net System Sdn. Bhd.	Malaysia	December 12, 2011	100 issued shares of ordinary shares of MYR 1 each	Dormant	100%

4.	TF Learning Centre Sdn. Bhd.	Malaysia	March 18, 2016	2 issued shares of ordinary shares of MYR 1 each	Dormant	100%

5.	Tronexus Global Sdn. Bhd.	Malaysia	April 13, 2016	1,000 issued shares of ordinary shares of MYR 1 each	Sales of prepaid sim-cards, reload coupons and other related products through a referral program module	51%

Talk Focus and its subsidiaries are hereinafter referred to as (the “Company”).

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TALK FOCUS SDN BHD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Amount expressed in United States Dollars (“US$”), except for number of shares and stated otherwise)

2. GOING CONCERN UNCERTAINTY

The accompanying consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

For the year ended December 31, 2016, the Company reported a net loss of $886,926 and working capital deficit of $7,256,231 as of December 31, 2016. The Company had total stockholders’ deficit of $6,931,007 as of December 31, 2016 from recurring losses and significant short-term debt obligations maturing in less than one year. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The continuation of the Company as a going concern is dependent upon improving the profitability and the continuing financial support from its stockholders or other capital sources. Management believes that the continuing financial support from the existing shareholders or external debt financing will provide the additional cash to meet the Company’s obligations as they become due.

These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

•	Basis of presentation

These accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

•	Use of estimates

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the years reported. Actual results may differ from these estimates.

•	Basis of consolidation

The consolidated financial statements include the accounts of Talk Focus and its subsidiaries. All significant inter-company balances and transactions between the Company and its subsidiaries have been eliminated upon consolidation.

During the year, the Company has acquired for 51% equity interests in Tronexus Global Sdn. Bhd. comprising 510 ordinary shares of MYR 1 each.

•	Cash and cash equivalents

Cash and cash equivalents represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

F-8

TALK FOCUS SDN BHD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Amount expressed in United States Dollars (“US$”), except for number of shares and stated otherwise)

•	Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and determined based on managements’ assessment of known requirements, aging of receivables, payment history, the customer’s current credit worthiness and the economic environment. The Company considers the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For the receivables that are past due or not being paid according to payment terms, the appropriate actions are taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

•	Property, plant and equipment

Property and plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational:

Categories	Expected useful life
Furniture and fittings	5 years
Hostel, shop and office equipment	5 years
Computer software and equipment	5 years
Motor vehicles	5 years
Signboard	10 years
Renovation	5 years

Expenditure for maintenance and repairs is expensed as incurred. The gain or loss on the disposal of property, plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the statement of operations.

•	Impairment of long-lived assets

Long-lived assets primarily include goodwill and property, plant and equipment. In accordance with the provision of ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, the Company generally conducts its annual impairment evaluation to its long-lived assets, usually in the fourth quarter of each fiscal year, or more frequently if indicators of impairment exist, such as a significant sustained change in the business climate. The recoverability of long-lived assets is measured at the lowest level group. If the total of the expected undiscounted future net cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset. There has been no impairment charge for the years presented.

•	Finance leases

Leases that transfer substantially all the rewards and risks of ownership to the lessee, other than legal title, are accounted for as finance leases. Substantially all of the risks or benefits of ownership are deemed to have been transferred if any one of the four criteria is met: (i) transfer of ownership to the lessee at the end of the lease term, (ii) the lease containing a bargain purchase option, (iii) the lease term exceeding 75% of the estimated economic life of the leased asset, (iv) the present value of the minimum lease payments exceeding 90% of the fair value. At the inception of a finance lease, the Company as the lessee records an asset and an obligation at an amount equal to the present value of the minimum lease payments. The leased asset is amortized over the shorter of the lease term or its estimated useful life if title does not transfer to the Company, while the leased asset is depreciated in accordance with the Company’s depreciation policy if the title is to eventually transfer to the Company. The periodic rent payments made during the lease term are allocated between a reduction in the obligation and interest element using the effective interest method in accordance with the provisions of ASC Topic 835-30, “Imputation of Interest”.

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TALK FOCUS SDN BHD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Amount expressed in United States Dollars (“US$”), except for number of shares and stated otherwise)

•	Revenue recognition

The Company recognizes its revenue in accordance with ASC Topic 605, “Revenue Recognition”, upon the delivery of its products when: (1) title and risk of loss are transferred; (2) persuasive evidence of an arrangement exists; (3) there are no continuing obligations to the customer; and (4) the collection of related accounts receivable is reasonably assured. The Company’s sale arrangements do not contain general rights of return.

Prepaid telecom revenues are collected by its distributors and/or resellers through the sale of our branded prepaid or reload cards, which are sold in a form of SIM/reload cards to its final customers through its distributors and/or resellers. The sale of SIM, prepaid or reload cards is recognized as revenue when the products are delivered to its distributors and/or resellers, based upon their request. Prepaid cards will expire two years after the date of card production if they have never been activated. The proceeds from the expired cards are recognized as revenue upon expiration of cards.

•	Cost of revenues

Cost of revenue consists primarily of cost of SIM and prepaid/reload cards, telecommunication services and traffic charges which are directly attributable to the delivery of telecom service upon the activation of prepaid and/or reload cards.

•	Comprehensive income

ASC Topic 220, “Comprehensive Income” establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statements of stockholders’ equity consists of changes in unrealized gains and losses on foreign currency translation and cumulative net change in the fair value of available-for-sale investments held at the balance sheet date. This comprehensive income is not included in the computation of income tax expense or benefit.

•	Non-controlling interests

Non-controlling interests represent the equity interest in the capital contributions, income and loss of less than wholly-owned and consolidated entities that is not attributable to the Company.

•	Income tax expense

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in Malaysia and Indonesia and is subject to tax in their own jurisdictions. As a result of its business activities, the Company will file separate tax returns that are subject to examination by the local and foreign tax authorities.

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TALK FOCUS SDN BHD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Amount expressed in United States Dollars (“US$”), except for number of shares and stated otherwise)

•	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The functional currency of the Company is the United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company maintains its books and record in a local currency, Malaysian Ringgit (“MYR” or “RM”), which is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates for the respective years:

	As of and for the year ended December 31,
	2016	2015
Year-end MYR : US$1 exchange rate	4.4860	4.2920
Yearly average MYR : US$1 exchange rate	4.1450	3.9411

•	Retirement plan costs

Contributions to retirement schemes (which are defined contribution plans) are charged to general and administrative expenses in the statements of operation and comprehensive loss as and when the related employee service is provided.

•	Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

•	Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. During the years ended December 31, 2016 and 2015, the Company operates in one reportable operating segment in Malaysia.

•	Fair value of financial instruments

The carrying value of the Company’s financial instruments (excluding obligation under finance lease): cash and cash equivalents, time deposits, accounts receivable, deposits and other receivables, amount due to related parties and other payables approximate at their fair values because of the short-term nature of these financial instruments.

Management believes, based on the current market prices or interest rates for similar debt instruments, the fair value of its obligation under finance lease approximates the carrying amount.

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TALK FOCUS SDN BHD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Amount expressed in United States Dollars (“US$”), except for number of shares and stated otherwise)

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

•	Level 1 : Observable inputs such as quoted prices in active markets;

•	Level 2 : Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

•	Level 3 : Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions

As of December 31, 2016 and 2015, the Company did not have any nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements, at least annually, on a recurring basis, nor did the Company have any assets or liabilities measured at fair value on a non-recurring basis.

•	Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In April 2014, the FASB issued ASU 2014-08 “Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360) - Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity”, which changes the threshold for reporting discontinued operations and adds new disclosures. The new guidance defines a discontinued operation as a disposal that “represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results.” The standard is required to be adopted by public business entities in annual periods beginning on or after December 15, 2014, and interim periods within those annual periods. Entities may “early adopt” the guidance for new disposals. The Company does not expect that the adoption will have a material impact on its consolidated financial statementsIn May 2014, the FASB issued ASU 2014-09, "Revenue from Contracts with Customers (Topic 606)" which clarifies and improves the principles for recognizing revenue and develops a common revenue standard for United States generally accepted accounting principles (U.S. GAAP) and International Financial Reporting Standards (IFRS) that among other things, improves comparability of revenue recognition practices and provides more useful information to users of financial statements through improved disclosure requirements. The amendments in ASU 2014-09 are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early application is not permitted. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date. The amendment in this ASU defers the effective date of ASU No. 2014-09 for all entities for one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 31, 2016, including interim reporting periods with that reporting period. The Company is currently reviewing the effect of this guidance on its revenue recognition.

In June 2014, the FASB issued ASU 2014-15, "Presentation of Financial Statements-Going concern (Subtopic 205-40) which provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. This guidance in ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. The Company does not expect that the adoption will have a material impact on its consolidated financial statements.

In November 2014, FASB issued Accounting Standards Update No. 2014-16, Derivatives and Hedging (Topic 815): Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity (a consensus of the FASB Emerging Issues Task Force).The amendments permit the use of the Fed Funds Effective Swap Rate (also referred to as the Overnight Index Swap Rate, or OIS) as a benchmark interest rate for hedge accounting purposes. Public business entities are required to implement the new requirements in fiscal years (and interim periods within those fiscal years) beginning after December 15, 2015. All other types of entities are required to implement the new requirements in fiscal years beginning after December 15, 2015, and interim periods beginning after December 15, 2016. The Company does not expect the adoption of ASU 2014-16 to have a material impact on its consolidated financial statements.

F-12

TALK FOCUS SDN BHD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Amount expressed in United States Dollars (“US$”), except for number of shares and stated otherwise)

In February 2015, the FASB issued ASU 2015-02 "Consolidation (Topic 810): Amendments to the Consolidation Analysis." ASU 2015-02 changes the analysis that a reporting entity must perform to determine whether it should consolidate certain types of legal entities. It is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. The Company is currently in the process of evaluating the impact of the adoption of ASU 2015-02 on its consolidated financial statements.

In April 2015, the FASB issued ASU 2015-03 “Simplifying the Presentation of Debt Issuance Costs”, which changes the presentation of debt issuance costs in the financial statements. ASU 2015-03 requires an entity to present such costs in the balance sheet as a direct deduction from the related debt liability rather than as an asset. Amortization of the costs will continue to be reported as interest expense. The guidance is effective for annual reporting periods beginning after December 15, 2016, with early adoption permitted. The guidance will be applied retrospectively to each period presented. The adoption of this standard update is not expected to have any impact on the Company's financial statements.

In July 2015, the FASB issued ASU 2015-11, Inventory, which requires an entity to measure inventory within the scope at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The effective date for the standard is for fiscal years beginning after December 15, 2016. Early adoption is permitted. The Company does not expect the adoption of ASU 2015-11 to have a material impact on its consolidated financial statements.

In September 2015, the FASB issued ASU No. 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments. To simplify the accounting for adjustments made to provisional amounts recognized in a business combination, the amendments eliminate the requirement to retrospectively account for those adjustments. For public business entities, the amendments are effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. For all other entities, the amendments in this update are effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. The amendments should be applied prospectively to adjustments to provisional amounts that occur after the effective date with earlier application permitted for financial statements that have not been issued. The Company does not expect the adoption of ASU 2015-16 to have a material impact on its consolidated financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s consolidated financial statements upon adoption.

F-13

TALK FOCUS SDN BHD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Amount expressed in United States Dollars (“US$”), except for number of shares and stated otherwise)

4. ACCOUNT RECEIVABLES, NET

	As of December 31,
	2016	2015

Trade Receivables due from:
Third parties	$78,010	$107,230
Related parties	109,214	113,614
	$187,224	$220,844

5. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consisted of the following:

	As of December 31,
	2016	2015

Furniture and fittings	$75,734	$74,390
Hostel, shop and office equipment	34,259	33,027
Computer software and equipment	797,896	831,765
Motor vehicles	119,766	8,155
Signboard	8,512	8,081
Renovation	55,866	50,405
	1,092,033	1,005,823
Less: accumulated depreciation	(752,376)	(496,483)
Less: foreign translation difference	(12,126)	(96,457)
Property, plant and equipment, net	$327,531	$412,883

Depreciation expense for the years ended December 31, 2016 and 2015 amounted to $216,097 and $198,152, respectively.

As of December 31, 2016, and 2015, the Company has motor vehicles under finance lease with a carrying value of $109,571 and $4,440, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Amount expressed in United States Dollars (“US$”), except for number of shares and stated otherwise)

6. OBLIGATION UNDER FINANCE LEASE

The Company purchased motor vehicles under a finance lease agreement with the effective interest rate ranging from 2.74 to 3.30% (2015: 3.30%) per annum. The obligation under the finance lease is as follows:

	As of December 31,
	2016	2015

Finance lease	$42,303	$3,659
Less: interest expense	(2,652)	(264)

Net present value of finance lease	$39,651	$3,395

Current portion	$15,790	$1,301
Non-current portion	23,861	2,094

Total	$39,651	$3,395

As of December 31, 2016, the maturities of the finance lease for each of the three years are as follows:

Years ending December 31:
2017	$15,790
2018	15,941
2019	7,920

Total	$39,651

7. STOCKHOLDERS’ EQUITY

As of December 31, 2016, and 2015, the number of shares of the Company’s stock issued and outstanding was 10,000,000 shares, at par value of US$0.2861.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Amount expressed in United States Dollars (“US$”), except for number of shares and stated otherwise)

8. INCOME TAX EXPENSE

The foreign component of loss before income taxes were comprised of the following:

Provision for income taxes consisted of the following:

Years ended December 31,
	2016	2015

Current	$-	$-
Deferred	-	-

	$-	$-

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. During the years presented, the Company has a number of subsidiaries that operates in different countries and is subject to tax in the jurisdictions in which it subsidiaries operate, as follows:

Malaysia

All of the Company’s subsidiaries operating in Malaysia are subject to the Malaysia Corporate Tax Laws at a progressive income tax rate of 19% (2015:20%) (for Company with paid up capital not more than RM2.5 million and on the first RM 500,000 income) and 24% (2015:25%) (on all income for Company with paid up capital more than RM2.5 million and on the remaining balance of income after the first RM500,000 income charged at 19% (2015:20%) for Company with paid up capital not more than RM2.5 million) on the assessable income for its tax year. A reconciliation of loss before income taxes to the effective tax rate as follows:

	Years ended December 31,
	2016	2015

Loss before income taxes	$(908,599)	$(1,809,195)
Statutory income tax rate	24%	25%
Income tax at statutory tax rate	(218,064)	(452,299)
Non-deductible expenses	179,134	9,843
Net operating loss carryforward	38,930	442,456

Income tax expense	$-	$-

Unrecognised deferred tax assets at December 31, 2016 and 2015 are as follows:

	As at December 31,
	2016	2015

Unabsorbed capital allowances	$815,471	$830,895
Unabsorbed loss carryforward	7,609,541	7,442,615
	8,425,012	8,273,510
Less: valuation allowance	(8,425,012)	(8,273,510)
	$-	$-

As of December 31, 2016 and 2015, the Company incurred unabsorbed capital allowances of $815,471 and unabsorbed tax losses of $7,609,541 which can be carried forward to offset future taxable income at no expiration. The Company has provided for a full valuation allowance against the deferred tax assets on the expected future tax benefits from the unabsorbed capital allowances and unabsorbed tax losses as the management believes it is more likely than not that these assets will not be realized in the future.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Amount expressed in United States Dollars (“US$”), except for number of shares and stated otherwise)

9. PENSION PLAN

The Company is required to make contribution on behalf of its employees under a government-mandated defined contribution pension scheme for its eligible full-times employees in Malaysia. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. The total contributions made by the Company were $70,085 and $96,028 for the years ended December 31, 2016 and 2015, respectively.

10. CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a) Major customers

There is no single customer who accounted for 10% or more of the Company’s sales during the years ended December 31, 2016 and 2015.

(b) Major vendors

For the years ended December 31, 2016 and 2015, the vendor who accounted for 10% or more of the Company’s purchases is presented as follows:

	Year ended December 31, 2016		December 31, 2016
	Purchase	Percentage of purchase	Trade accounts payable

Vendor A	$715,280	96%	$155,156

	Year ended December 31, 2015		December 31, 2015
	Purchase	Percentage of purchase	Trade accounts payable

Vendor A	$1,867,695	95%	$569,095

The vendor is located in Malaysia.

(c) Credit risk

Financial instruments that are potentially subject to credit risk consist principally of trade receivables. The Company believes the concentration of credit risk in its trade receivables is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

(d) Interest rate risk

The Company’s exposure to interest rate risk primarily relates to the interest income generated from excess cash invested in time deposits, and interest expense incurred on finance leases. The Company has not used derivative financial instruments in its investment portfolio in order to reduce this risk. The Company has not been exposed nor does it anticipate being exposed to material risks due to changes in interest rates.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

(Amount expressed in United States Dollars (“US$”), except for number of shares and stated otherwise)

(e) Exchange rate risk

The reporting currency of the Company is US$. To date the majority of the revenues and costs are denominated in MYR, and a significant portion of the assets and liabilities are denominated in MYR. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$, MYR. If MYR depreciates against US$, the value of MYR revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

(f) Economic and political risks

Substantially all of the Company’s services are conducted in Malaysia and Asian region. The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in Malaysia. Among other risks, the Company’s operations are subject to the risks of restrictions on transfer of funds; export duties, quotas, and embargoes; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations in Malaysia.

11. RELATED PARTIES TRANSACTIONS

	As of December 31, 2016	As of December 31, 2015

Transaction with company in which a shareholder has substantial financial interest
Sales	$742	$40,822
Purchases	$-	32,972

These transactions are carried out at the commercial term in the normal course of business.

12. COMMITMENTS AND CONTINGENCIES

(a) Capital commitment

As of December 31, 2016, the Company does not have any significant capital commitments.

(b) Operating lease commitment

As of December 31, 2016, the Company has no significant future minimum rental payments due under various operating leases in the next twelve months.

13. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2016 up through the issue date of these consolidated financial statements. During the period, the Company did not have any material recognizable subsequent events.

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